                                                                 Exhibit 99.5(B)

                             SUBADVISORY AGREEMENT

    AGREEMENT made as of the 19th day of August, 1993 by and between KEYSTONE CUSTODIAN FUNDS, INC. ("KCF"), a Delaware corporation, and CREDIT LYONNAIS INTERNATIONAL ASSET MANAGEMENT (North America) ("CLIAM"), an unlimited Irish corporation.

    WITNESSETH: WHEREAS, KCF provides investment and management services to Keystone America Global Opportunities Fund ("Fund"), a Massachusetts business trust, under an investment advisory and management agreement dated August 19, 1993 ("IA Contract") pursuant to which KCF has agreed to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Trustees of the Fund, for the period and on the terms set forth in the IA Contract;

    WHEREAS, KCF and CLIAM wish to enter into an agreement for CLIAM's investment advisory services to the Fund with respect to the Fund's non-American portfolio.

    NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, CLIAM and KCF agrees as follows:

    1. Consistent with the investment objectives and policies of the Fund from time to time and subject to the supervision of the Board of Trustees of the Fund and KCF, CLIAM will regularly provide the Fund with investment research, advice and supervision by furnishing continuously an investment program for the Fund's non-North American portfolio. CLIAM will determine securities to be purchased for, or sold from, the non-North American portfolio of the Fund, the price(s) and size of each transaction, and will recommend what portion of the Fund's non-North American assets shall be held uninvested. CLIAM shall advice and assist the officers of the Fund and KCF in taking such steps as are necessary or appropriate to carry out the decisions of the Fund's Board of Trustees and the appropriate committees of such Board regarding the foregoing matters. CLIAM will direct the trading of all non-North American securities and all other non-North American transactions of the Fund.

    2. CLIAM shall place all orders for the purchase and sale of non-North American portfolio securities for the account of the Fund with broker-dealers selected by CLIAM. In executing non-North American portfolio transactions and selecting broker-dealers, CLIAM will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, CLIAM shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (all for the specific transaction and on an continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, CLIAM may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which CLIAM or an affiliate of CLIAM exercises investment discretion. CLIAM is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, CLIAM determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

    The services of CLIAM to KCF and the Fund hereunder are not to be deemed exclusive, and CLIAM shall be free to render similar services to others.

    3. For its services as described in paragraph 1 above, for the preceding fiscal quarter, CLIAM will receive from KCF on the first business day of each fiscal quarter a fee which is 50% of the management fee paid by the Fund to KCF for the preceding quarter.

    4. This Agreement shall continue in effect until July 1, 1994 and shall be automatically renewed for successive one-year periods unless CLIAM or KCF has given the other at least sixty days' written notice of its intention to terminate this Agreement at the end of the contract period then in effect; provided, however, that the continuation of this Agreement for more than two years shall be subject to the receipt of annual approvals of the Fund's Trustees or shareholders in accordance with the Investment Company Act of 1940 ("Act") and the rules thereunder. Notwithstanding the foregoing, the Agreement may be terminated at any time, without a payment of any penalty, by vote of the Fund's Board of Trustees or a majority of the Fund's outstanding voting securities (within the meaning of the Act on not more than sixty days' written notice to CLIAM. In addition, this Agreement shall terminate automatically if it is assigned (within the meaning of the Act) by either party.

    5. CLIAM acknowledges that it has copies of the Fund's Declaration of Trust, by-laws, Prospectus and Statement of Additional Information in effect as of the date hereof. So long as this Agreement remains in effect, KCF shall promptly furnish to CLIAM any amendments or supplements to these documents which may hereafter be adopted.

    6. CLIAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from CLIAM's willful misfeasance, bad faith, gross negligence or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of CLIAM, who may be or become an officer, Trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with CLIAM's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, Director, partner, employee, or agent or one under the control or direction of CLIAM even though paid by it. KCF agrees to indemnify and hold CLIAM harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the Act, and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which CLIAM takes or does or omits to take or do hereunder, but only to the extent that KCF itself is entitled to indemnify from the Fund in respect of such act or thing taken or done or omitted to be taken or done by CLIAM which indemnity is in excess of all costs and liabilities paid or incurred by KCF in respect of such act or thing taken or done or omitted to be taken or done by CLIAM and/or in respect of any act or thing taken or done or omitted to be taken or done by KCF in connection therewith, and provided that CLIAM shall not be indemnified against any cost, expense or liability (or any expenses incident thereto) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of CLIAM in the performance of its duties, or from reckless disregard by it of its obligations and duties under this Agreement.

    7. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

  If to CLIAM:               Managing Director
                             Credit Lyonnais International Asset
                             Management (North America)
                             95 Wall Street
                             New York, NY 10005

  If to KCF:                 President
                             Keystone Custodian Funds, Inc.
                             99 High Street
                             Boston, MA 02110
                             Attention: President

    8. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties hereto relating to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year first above written.

                             KEYSTONE CUSTODIAN FUNDS, INC.

                             By: /s/ Edward Godfrey
                                 -----------------------------
                                     Sr. Vice President


                             CREDIT LYONNAIS INTERNATIONAL
                             ASSET MANAGEMENT (North America)

                             By: /s/ Dennis Bastin
                                 -----------------------------

                             SUBADVISORY AGREEMENT
    AGREEMENT made the 19th of August, 1993, as amended May 31, 1995, by and between KEYSTONE INVESTMENT MANAGEMENT COMPANY ("Keystone"), a Delaware corporation, and CREDIT LYONNAIS INTERNATIONAL ASSET MANAGEMENT (NORTH AMERICA) ("CLIAM"), an unlimited Irish corporation.

                                  WITNESSETH:

    WHEREAS, Keystone provides investment and management services to Keystone Global Opportunities Fund ("Fund"), a Massachusetts business trust, under an investment advisory and management agreement dated August 19, 1993 ("IA Contract") pursuant to which Keystone has agreed to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Trustees of the Fund, for the period and on the terms set forth in the IA Contract;

    WHEREAS, Keystone and CLIAM wish to enter into an agreement for CLIAM's investment advisory services to the Fund with respect to the Fund's non-North American portfolio.

    NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, CLIAM and Keystone agree as follows:

    1. Consistent with the investment objectives and policies of the Fund from time to time and subject to the supervision of the Board of Trustees of the Fund and Keystone, CLIAM will regularly provide the Fund with investment research, advice and supervision by furnishing continuously an investment program for the Fund's non-North American portfolio. CLIAM will determine securities to be purchased for, or sold from, the non-North American portfolio of the Fund, the price(s) and size of each transaction, and will recommend what portion of the Fund's non-North American assets shall be held uninvested. CLIAM shall advise and assist the officers of the Fund and Keystone in taking such steps as are necessary or appropriate to carry out the decisions of the Fund's Board of Trustees and the appropriate committees of such Board regarding the foregoing matters. CLIAM will direct the trading of all non-North American securities and all other non-North American transactions of the Fund.

    2. CLIAM shall place all orders for the purchase and sale of non-North American portfolio securities for the account of the Fund with broker-dealers selected by CLIAM. In executing non-North American portfolio transactions and selecting broker-dealers, CLIAM will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, CLIAM shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, CLIAM may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which CLIAM or an affiliate of CLIAM exercises investment discretion. CLIAM is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, CLIAM determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

    The services of CLIAM to Keystone and the Fund hereunder are not to be deemed exclusive, and CLIAM shall be free to render similar services to others.

    3. For its services as described in paragraph 1 above, for the preceding fiscal quarter, CLIAM will receive from Keystone on the first business day of each fiscal quarter a fee which is 50% of the management fee paid by the Fund to Keystone for the preceding quarter on Fund assets of up to $250,000,000 and 30% of the management fee paid by the Fund to Keystone for the preceding quarter on Fund assets in excess of $250,000,000.

    4. This Agreement shall continue in effect until July 1, 1996 and shall be automatically renewed for successive one-year periods unless CLIAM or Keystone has given the other at least sixty days' written notice of its intention to terminate this Agreement at the end of the contract period then in effect; provided, however, that the continuation of this Agreement for more than two years shall be subject to the receipt of annual approvals of the Fund's Trustees or shareholders in accordance with the Investment Company Act of 1940 ("Act") and the rules thereunder. Notwithstanding the foregoing, the Agreement may be terminated at any time, without a payment of any penalty, by vote of the Fund's Board of Trustees or a majority of the Fund's outstanding voting securities (within the meaning of the Act) on not more than sixty days' written notice to CLIAM. In addition, this Agreement shall terminate automatically if it is assigned (within the meaning of the Act) by either party.

    5. CLIAM acknowledges that it has copies of the Fund's Declaration of Trust, bylaws, Prospectus and Statement of Additional Information in effect as of the date hereof. So long as this Agreement remains in effect, Keystone shall promptly furnish to CLIAM any amendments or supplements to these documents which may hereafter be adopted.

    6. CLIAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from CLIAM's willful misfeasance, bad faith, gross negligence or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of CLIAM, who may be or become an officer, Trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with CLIAM's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, Director, partner, employee, or agent or one under the control or direction of CLIAM even though paid by it. Keystone agrees to indemnify and hold CLIAM harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the Act, and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which CLIAM takes or does or omits to take or do hereunder, but only to the extent that Keystone itself is entitled to indemnification from the Fund in respect of such act or thing taken or done or omitted to be taken or done by CLIAM which indemnification is in excess of all costs and liabilities paid or incurred by Keystone in respect of such act or thing taken or done or omitted to be taken or done by CLIAM and/or in respect of any act or thing taken or done or omitted to be taken or done by Keystone in connection therewith, and provided that CLIAM shall not be indemnified against any cost, expense or liability (or any expenses incident thereto) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of CLIAM in the performance of its duties, or from reckless disregard by it of its obligations and duties under this Agreement.


          If to CLIAM:        Managing Director
                                   Credit Lyonnais International Asset
                                   Management (North America)
                                   1301 Avenue of the Americas
                                   New York, NY 10019

          If to Keystone:     Keystone Investment Management Company
                                   200 Berkeley Street
                                   Boston, MA 02116
                                   Attention: President

    8. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties hereto relating to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the thirty-first day of May, 1995.


                           KEYSTONE INVESTMENT MANAGEMENT COMPANY


                           By: /s/ Rosemary D. Van Antwerp
                               -----------------------------------



                           CREDIT LYONNAIS INTERNATIONAL
                           ASSET MANAGEMENT (North America)


                           By: /s/ Dennis Bastin
                               -----------------------------------